UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700
Phoenix, Arizona    85008
(Address of principal executive offices including zip code)

(602) 685-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into Material Definitive Agreement

On February 11, 2009, Mesa Air Group, Inc. (the "Company") announced that it had completed transactions with certain of the holders of its Senior Convertible Notes due 2023 (the "2023 Notes") resulting in the exchange of $21,271,250 in aggregate face amount of the 2023 Notes for the following consideration: (i) $878,269 in cash, (ii) 8,430,458 shares of the Company's common stock, no par value (the "Common Stock"), and (iii) $983,937 in aggregate principal amount of the Company's new 8% senior unsecured notes due 2012 (the "2012 Notes"). The issuance of the Common Stock and 2012 Notes in the exchange is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) and Section 4(2) thereof. As of the date of this report, approximately $12,656,280 million (at today's value) in aggregate principal amount at maturity of the 2023 Notes remains outstanding.

In connection with the exchange, the Company entered into separate registration rights agreements with the holders of the 2023 Notes that participated in the exchange pursuant to which the Company agreed to file a resale registration statement with the Securities and Exchange Commission (the "SEC") registering resales of the shares of Common Stock issued in the exchange, and to use all commercially reasonable efforts to have such registration statement declared effective by the SEC.

The Company also announced its intent to immediately resume discussions with certain holders of its Senior Convertible Notes due 2024 (holding $104,030,000 million in aggregate face amount) to enter into agreements with such holders on terms substantially equivalent to the previously announced rescinded agreements. No assurance can be given that the Company will be able enter into mutually acceptable agreements with such note holders. If such discussions prove unsuccessful, the Company intends to permit such holders to put their notes to the Company on the same economic terms as previously provided for under the terms of the Indenture governing such notes, including at the same pricing for the notes tendered on or before February 10, 2009.

The full text of the Company's press release announcing the transaction and including certain cautionary information regarding forward-looking statements is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Form 8-K.

Item 3.02.    Unregistered Sales of Equity Securities.

Exchange of 2023 Notes

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Results of Tender offer for 2024 Notes

On February 11, 2009, the Company issued 64,665,360 shares of Common Stock in exchange for $13,224,000 in aggregate face amount of its Senior Convertible Notes due 2024 (the "2024 Notes"). The Common Stock was issued to holders of the 2024 Notes who required the Company to repurchase their 2024 Notes in satisfaction of its obligations under the indenture, dated February 10, 2004 (the "Indenture"), among the Company, certain subsidiaries of the Company as guarantors, and U.S. Bank, N.A., as trustee.

Because the Common Stock was issued in exchange for the 2024 Notes held exclusively by the existing holders of the 2024 Notes, and no commission or other compensation was paid in soliciting the exchange, the securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) and Section 4(2) thereof. The Company has received no proceeds from the exchange.

Item 8.01. Other Events

On February 11, 2009, the Company issued a press release announcing the expiration and results of its tender offer with respect to $120.3 million aggregate face amount of its 2024 Notes. As a result and pursuant to the terms of the tender offer, the Company has issued a total of 64,665,360 shares of Common Stock in payment of the repurchase price, including principal and interest of the 2024 Notes validly tendered. The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

  Exhibits.
Exhibit No.	Description
99.1	Press release, dated February 11, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA AIR GROUP, INC.

Date: February 11, 2009

By: /s/ BRIAN S. GILLMAN

Name: BRIAN S. GILLMAN
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated February 11, 2009 Also provided in PDF format as a courtesy.